Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

Description of the transaction

On May 30, 2014, Aastrom Biosciences, Inc. completed its acquisition of certain assets of Sanofi, a French société anonyme (Sanofi), including all of the outstanding equity interests of Genzyme Biosurgery ApS, a wholly-owned subsidiary of Sanofi, and over 250 patents and patent applications and assumed certain liabilities for purposes of acquiring portions of the cell therapy and regenerative medicine business (the CTRM Business). Pursuant to the terms of the Asset Purchase Agreement (the Asset Purchase Agreement), by and between the Company and Sanofi, in consideration for the sale of the CTRM Business, the Company paid a total purchase price of $6.5 million, including $4 million in cash and a $2.5 million promissory note with interest accruing at the short term applicable federal rate in effect on the May 30, 2014, prepayable without prepayment penalty, and due upon the earliest to occur of (i) July 30, 2014, (ii) a liquidation, dissolution or winding up of the Company, or a (iii) sale of the Company.

Basis of presentation

The Company accounted for the acquisition of the CTRM Business as a business combination as prescribed in Accounting Standards Codification 805, “Business Combinations”.

The accompanying unaudited condensed combined balance sheet as of March 31, 2014 has been presented as if the acquisition of the CTRM Business had occurred on March 31, 2014.

The accompanying unaudited pro forma condensed combined statements of operations for the year ending December 31, 2013 and the three month period ending March 31, 2014 are presented as if the acquisition of the CTRM Business had occurred on January 1, 2013.

These unaudited pro forma condensed combined statements should be read in connection with (1) the Company’s historical combined financial statements and notes thereto filed with the U.S Securities and Exchange Commission and (2) the Special Purpose Combined Statements of Net Assets Acquired for the CTRM Business as of March 31, 2014 (unaudited), December 31, 2013 and December 31, 2012 and Special Purpose Combined Statements of Revenues and Direct Expenses for the three month periods ended March 31, 2014 (unaudited) and 2013 (unaudited) and for the years ended December 31, 2013 and 2012 as included in exhibit 99.1 to this Current Report on Form 8-K.  In management’s opinion, all adjustments necessary to reflect the significant effects of these transactions have been made.  These statements are based on assumptions and estimates considered appropriate by our management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of our financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future.  The unaudited pro forma condensed combined statements of operations do not include the effects of any non-recurring costs or one-time transaction-related costs. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results.

Aastrom Biosciences, Inc.

Pro Forma Condensed Combined Balance Sheet

March 31, 2014

(amounts in thousands) (unaudited)

ASSETS	Aastrom	CTRM	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS:
Cash	$8,836	$27	$1,099	(A)	$9,962
Accounts receivable	—	8	45	(H)	53
Inventory	—	2,386	(186	)(B)	2,200
Other current assets	400	184	(68	)(H)	516
Due from related parties	—	7,231	(7,231	)(E)	—
Total current assets	9,236	9,836	(6,341)		12,731
PROPERTY AND EQUIPMENT, NET	642	4,222	(473	)(G)	4,391
INTANGIBLE ASSETS	—	—	2,860	(C)	2,860
TOTAL ASSETS	$9,878	$14,058	$(3,954)		$19,982
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,475	$933	$6	(H)	$3,813
			399	(I)
Due to related parties	—	35	(35	)(E)	—
Accrued employee benefits	406	—	—		406
Current portion of long-term debt	2	—	—		2
Note payable	—	—	2,500	(A)	2,500
Warrant liabilities	3,226	—	—		3,226
Total current liabilities	6,109	968	2,870		9,947
TOTAL LIABILITIES	6,109	968	2,870		9,947
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Series B-2 voting convertible preferred stock	38,389	—	—		38,389
Common stock	259,140	—	—		259,140
Deficit accumulated during the development stage	(293,760)	13,090	6,665	(D)	(287,494)
			(13,489	)(F),(I)
TOTAL SHAREHOLDERS’ EQUITY	3,769	13,090	(6,824)		10,035
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,878	$14,058	$(3,954)		$19,982

The Pro-Forma combined financial statements include certain adjustments in order to present the balance sheet as if the transaction occurred on March 31, 2014.

(A)            Represents the total consideration paid for the acquisition which included $4 million in cash and a $2.5 million promissory note due no later than July 30, 2014, net of cash acquired of $5.126 million.

(B)            Represents the estimated fair value of the inventory acquired which is estimated to be less than the book value by $186,000 based on the preliminary results of ongoing appraisals.  The appraisals are expected to be finalized later in 2014.

(C)            Represents the fair value of the commercial rights acquired of $2.86 million based on the preliminary results of ongoing appraisals.  The appraisals are expected to be finalized later in 2014.

(D)            Represents the estimated amount of negative goodwill (bargain purchase) which resulted when the estimated fair value of the assets acquired exceeded the consideration given based on the preliminary results of ongoing appraisals.  The appraisals are expected to be finalized later in 2014.

(E)             Represents the elimination of the amounts due to and from related parties that were not assumed in the acquisition.

(F)              Represents the elimination of CTRM’s historical stockholders’ equity.

(G)            Represents the amount that the estimated fair value of the fixed assets acquired was less than book value resulting in a step down in value of $473,000 based on the preliminary results of ongoing appraisals.  The appraisals are expected to be finalized later in 2014.

(H)           Represents the adjustments to reflect the fair value of the assets acquired.  Refer to Note 1 below which quantifies the initial purchase price allocation.

(I)                Represents the acquisition costs incurred and not reflected in the March 31, 2014 balances.

Aastrom Biosciences, Inc.

Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

(amounts in thousands, except per share data) (unaudited)

	Aastrom	CTRM	Pro Forma Adjustments		Pro Forma Combined
REVENUES:
Product sales and rentals	$19	$43,844	$—		$43,863
Total revenues	19	43,844			43,863
COSTS AND EXPENSES:
Cost of product sales and rentals	4	49,691	238	(J)	49,933
Research and development	15,104	10,783			25,887
Selling, general and administrative	5,875	16,958	(118	)(K)	22,630
			(85	)(L)
Total costs and expenses	20,983	77,432	35		98,450
LOSS FROM OPERATIONS	(20,964)	(33,588)	(35)		(54,587)

OTHER INCOME (EXPENSE):
Decrease in fair value of warrants	5,337				5,337
Other income	—				—
Interest income	16				16
Interest expense	(11)				(11)
Total other income (expense)	5,342	—	—		5,342
NET LOSS	$(15,622)	$(33,588)	$(35)		$(49,245)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6.95)				$(18.10)
Weighted average number of common shares outstanding	3,016				3,016

The Pro-Forma combined financial statements include certain adjustments in order to present the results of operations as if the transaction had occurred on January 1, 2013.

(J)                Represents the amortization for 12 months of the $2,860,000 commercial rights acquired, assuming a useful life of 12 years (see Note 1 below).

(K)           Represents a reduction in depreciation expenses for the year which resulted from the step down of the value of fixed assets of $473,000 over the respective useful lives of the assets acquired of 2 to 5 years.

(L)             Represents the elimination of acquisition costs which were expensed in 2013.

Aastrom Biosciences, Inc.

Pro Forma Condensed Combined Statement of Operations

For the quarter ended March 31, 2014

(amounts in thousands, except per share data) (unaudited)

	Aastrom	CTRM	Pro Forma Adjustments		Pro Forma Combined
REVENUES:
Product sales and rentals	$—	$10,445	$—		$10,445
Total revenues	—	10,445			10,445
COSTS AND EXPENSES:
Cost of product sales and rentals	—	10,541	60	(M)	10,601
Research and development	3,271	1,855			5,126
Selling, general and administrative	1,374	3,481	(29	)(N)	4,817
			(9	)(O)
Total costs and expenses	4,645	15,877	22		20,544
LOSS FROM OPERATIONS	(4,645)	(5,432)	(22)		(10,099)
OTHER INCIME (EXPENSE):
Increase in fair value of warrants	(1,352)				(1,352)
Other income	—				—
Interest income	4				4
Interest expense	(2)				(2)
Total other income (expense)	(1,350)	—	—		(1,350)
NET LOSS	$(5,995)	$(5,432)	$(22)		$(11,449)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1.26)				$(2.19)
Weighted average number of common shares outstanding	5,868				5,868

The Pro-Forma combined financial statements include certain adjustments in order to present the results of operations as if the transaction had occurred on January 1, 2013.

(M)         Represents the amortization for 3 months of the $2,860,000 commercial rights acquired, assuming a useful life of 12 years (see Note 1 below).

(N)            Represents a reduction in depreciation expenses for the quarter which resulted from the step down of the value of fixed assets of $473,000 over the respective useful lives of the assets acquired of 2 to 5 years.

(O)            Represents the elimination of acquisition costs which were expensed in 2014.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(AMOUNTS IN THOUSANDS)

Note 1 – Acquisition of the CTRM Business

The unaudited pro forma condensed combined financial information reflects a total purchase consideration of approximately $6.5 million, consisting of $4 million cash and $2.5 million promissory note.  The promissory note bears interest at the short term applicable federal rate in effect on May 30, 2014 and the resulting interest expense to be incurred is not material to these pro forma condensed combined financial statements.

The Company recognized tangible and intangible assets and liabilities acquired based upon their respective estimated fair values as of the acquisition date.  The table below shows the preliminary fair values assigned to the assets acquired and liabilities assumed.  Based on this analysis, the transaction resulted in a bargain purchase gain.  We may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined financial statements.  The appraisals are expected to be finalized later in 2014.

Cash	$5,126
Accounts receivable	53
Inventory	2,200
Other current assets	116
Accounts payable and accrued expenses	(939)
Property and equipment	3,749
Intangible assets	2,860
Goodwill (bargain purchase)	(6,665)
Total consideration	$6,500

The intangible assets acquired represent commercial use rights for certain products acquired in the transaction.  This estimated fair value was determined using the income approach based on projected revenue attributed to the commercial rights.  The calculated value of the commercial rights intangible assets are amortized using the straight-line method over an estimated useful life of twelve years.